UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 11, 2007

HOUSERAISING, INC.

 (Exact name of Registrant as specified in its charter)

North Carolina

 (State of Other Jurisdiction of Incorporation)

000-50701

 (Commission File Number)

56-2253025

 (I.R.S. Employer Identification No.)

4801 East Independence Boulevard, Suite 201
Charlotte, North Carolina 28212

 (Address of Principal Executive Offices, including ZIP Code)

704-532-2121

 (Registrant’s telephone number, including area code)

This Current Report on Form 8-K is filed by HouseRaising, Inc., a North Carolina corporation (the “Registrant”), in connection with the matters described herein.

Item 8.01. Other Events

On April 11, 2007, the Registrant announced that the company’s board of directors authorized management of the Registrant to purchase up to $100,000 of the company’s shares of common stock over the next six months. The Registrant will work with Wachovia Securities, Inc., the broker-dealer subsidiary of Wachovia Bank, on all repurchases which will be made strictly pursuant to the requirements of Rule 10b-18. The source of funding for the purchases will come from cash flow.

A copy of the Press Release, dated April 11, 2007, is attached as Exhibit 99.1 hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOUSERAISING, INC.

Date: April 11, 2007	By:	/s/ Gregory J. Wessling
Gregory J. Wessling
Chairman, CEO and President

Exhibit Index

Exhibit No.	Exhibit Description

99.1	Joint Press Release dated April 11, 2007